As Filed with the Securities and Exchange Commission on January 27, 2005

                                        Registration No. 333-
                                                             -------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                        SECURITIES AN EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           Q Comm International, Inc.
             (Exact name of registrant as specified in its charter)

               Utah                                           87-0674277
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                        510 Technology Avenue, Building C
                                Orem, Utah 84097
   (Address, including zip code, of registrant's principal executive offices)

                           Q Comm International, Inc.
                             2004 Stock Option Plan
                             2003 Stock Option Plan
                            (Full title of the Plan)

                                 Michael Keough
                             Chief Executive Officer
                           Q Comm International, Inc.
                       510 Technology Avenue, Building C,
                                Orem, Utah 84097
                                 (801) 226-4222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:
                             Ronald S. Poelman, Esq.
                              Rakesh Govindji, Esq.
                     Jones Waldo, Holbrook &McDonough, P.C.
                        170 South Main Street, Suite 1500
                           Salt Lake City, Utah 84101
                     Tel (801) 521-3200, Fax (801) 328-0537

--------------------------------------------------------------------------------



                                                       CALCULATION OF REGISTRATION FEE

                                                                                          Proposed
                                                                   Proposed                Maximum
                                                   Amount           Maximum               Aggregate                 Amount of
                                                                   Offering
          Title of Securities to                    to be            Price                 Offering                Registration
              be Registered                     Registered(3)      Per Share(4)             Price(4)                    Fee
------------------------------------------  ------------------    ------------    ---------------------------    -----------------
Common stock, par value $0.001 per share,     458,000 shares     $   4.27            $    1,955,660               $  247.78
issuable pursuant to the 2004 Stock            42,000 shares     $   4.52            $      189,360               $   24.03
Option Plan, (1)

Common stock, par value $0.001 per
share, issuable pursuant to the 2003 Stock
Option Plan, (post 1-for-15 reverse stock
split)(2)                                     100,000 shares     $   6.50            $      650,000               $   82.36
                                              --------------                                                          -----


Total:                                        600,000 shares                                                      $  354.17
                                              --------------                                                         ------


 (1) Q Comm International, Inc. 2004 Stock Option Plan, as amended (the "2004 Plan") authorizes the issuance of 500,000 shares of common stock, par value $0.001 per share, of Q Comm International, Inc., of which 500,000 of the authorized shares are being registered hereunder.

 (2) Q Comm International, Inc. 2003 Stock Option Plan, as amended (the "2003 Plan") authorizes the issuance of 100,000 shares of common stock, par value $0.001 per share, of Q Comm International, Inc., of which 100,000 of the authorized shares are being registered hereunder.

 (3) In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2004 Plan, and the 2003 Plan by reason of any stock dividend, stock split, recapitalization, or similar transaction.

 (4) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering prices for the 2004 Plan are calculated on the basis of (a) $4.27, the weighted average exercise price (rounded to the nearest cent) of the 458,000 shares subject to outstanding awards under the 2004 Plan and (b) the average of the high and low sale prices of the Registrant's common stock as reported on the American Stock Exchange on January 19, 2004, on 42,000 shares issuable under the 2004 Plan that are not subject to outstanding awards. The price per share and aggregate offering prices for the 2003 Plan are calculated on the basis of (a) $6.50, the weighted average exercise price (rounded to the nearest cent) of the 100,000 shares subject to outstanding awards under the 2003 Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

     This Registration Statement relates to the registration of 600,000 shares of Q Comm International, Inc. (the "Company" or "Registrant") common stock, $.001 par value per share (the "Common Stock") issuable to employees, officers, consultants and directors of the Registrant or its subsidiaries as compensation for services in accordance with the Q Comm International, Inc. 2003 Stock Option Plan under which 100,000 shares are issuable, and the Q Comm International, Inc. 2004 Stock Option Plan under which 500,000 shares are issuable (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.


     Prospectuses setting forth the information required by Part I of Form S-8 with respect to each Plan will be sent or given to participants under each of the Plans as specified by Rule 428(b)(1) promulgated by the Commission under the Securities Act.

     Such documents are not being filed with the Commission, but each constitutes (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents incorporated by reference in Item 3 of Part II of this Form S-8 are also incorporated by reference in the Section 10(a) prospectuses relating to this Registration Statement. The foregoing documents and all other documents required to be delivered pursuant to Rule 428(b) promulgated under the Securities Act are available without charge, upon written or oral request, to Q Comm International, Inc., Attn: Investor Relations, 1510 Technology Avenue, Building C, Orem, Utah 84097, telephone number: (801) 226-4222.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this registration statement the following documents previously filed with the Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (as filed on March 12, 2004), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004 (as filed on May 13, 2004), June 30, 2004 (as filed on July 30, 2004 and amended pursuant to Form 10-Q/A filed on September 13 , 2004), and September 30, 2004 (as filed on November 12, 2004) filed pursuant to Section 13 of the Exchange Act.

     (c) The Company's Current Reports on Form 8-K filed with the Commission on November 16, 2004, September 9, 2004 (and amended pursuant to Form 8-K/A filed on September 28, 2004), September 7, 2004, and August 27, 2004. The Company specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 12, of the Company's Current Reports on Form 8-K filed with the Commission on May 10, 2004, or pursuant to Item 2.02 and
7.01 of the Company's Current Report on Form 8-K filed with the Commission on November 16, 2004.

     (d) The description of the Company's Common Stock to be offered hereby is contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 23, 2003, including any amendment or report filed for the purpose of updating such description

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Utah Business Corporation Act (the "UBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit index.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


--------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Utah County, State of Utah on January 27, 2005.

                                      Q COMM INTERNATIONAL, INC.

                                      By:


                                            /s/ Michael K. Openshaw
                                      -----------------------------------------
                                      Name: Michael Openshaw
                                     Title: Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, Michael Keough, and Michael Openshaw, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                          Title                                        Date
--------------------------------------------   -------------------------------------------------------    ------------------

/s/ Michael Keough                             Chief Executive Officer, Director,  and                     January 27, 2005
--------------------------------------------   President
(Michael Keough)

/s/ William Jurika                             Chairman of the Board, Director                             January 27, 2005
--------------------------------------------
(William Jurika)

/s/ Harry Hargens                              Director                                                    January 27, 2005
--------------------------------------------
(Harry Hargens)

/s/ Gary Crook                                 Director                                                    January 27, 2005
--------------------------------------------
(Gary Crook)

/s/ Thomas Tesmer                              Director                                                    January 27, 2005
--------------------------------------------
(Thomas Tesmer)

/s/ Steven L. Phillips                         Director                                                    January 27, 2005
---------------------------------------------
(Steven L. Phillips)

/s/ Michael Openshaw                           Chief Financial Officer                                     January 27, 2005
--------------------------------------------
(Michael Openshaw)



                                  EXHIBIT INDEX

Exhibit
Number                             Description
-------   ----------------------------------------------------------------------


4.1 Q Comm International, Inc. 2003 Stock Option Plan (incorporated by reference to Appendix II to the Registrant's Definitive Proxy Statement filed on April 15, 2003).

4.2 Q Comm International, Inc. 2004 Stock Option Plan (incorporated by reference to Appendix II to the Registrant's Definitive Proxy Statement filed on May 3, 2004).

5.1       Opinion of Jones Waldo Holbrook & McDonough,  P.C.

23.1      Consent of Pritchett, Siler & Hardy, P.C..

23.2 Consent of Jones Waldo Holbrook & McDonough, P.C. (contained in the opinion of counsel filed as Exhibit 5.1).

24.1      Power of Attorney (see signature page)